UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

May 9, 2006

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Long-Term Incentive Grants

On May 9, 2006, the Board of Directors of the Company ratified the actions of the Human Resources Committee, which at its meeting on March 7, 2006 authorized the grants of restricted stock with time-lapse vesting and performance-based restricted stock units to its executive officers, other corporate officers, division presidents and certain key employees, including the following executive officers who were “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) at the end of the Company’s 2005 fiscal year, and/or who are expected to be “named executive officers” at the end of the Company’s 2006 fiscal year ending on September 30, 2006.

GRANTS OF TIME-LAPSE RESTRICTED STOCK AND

PERFORMANCE-BASED RESTRICTED STOCK UNITS

Name	Number of Shares of Time-Lapse Restricted Stock	Number of Performance- Based Restricted Stock Units
Robert W. Best, Chairman, President and CEO	26,000	29,000
R. Earl Fischer, Senior Vice President, Utility Operations	25,000	-0-
John P. Reddy, Senior Vice President and Chief Financial Officer	9,000	10,000
Mark H. Johnson, Senior Vice President, Nonutility Operations	6,500	7,250
Louis P. Gregory, Senior Vice President and General Counsel	4,250	4,650
Wynn D. McGregor, Senior Vice President, Human Resources	4,250	4,650

The grants of the restricted stock with time-lapse vesting and the performance-based restricted stock units were made pursuant to the Company’s 1998 Long-Term Incentive Plan (the “Plan”), which was filed on Form S-8 with the Securities and Exchange Commission on March 1, 1999. Forms of both the time-lapse restricted stock and performance-based restricted stock unit award agreements were filed as Exhibits 10.16(c) and 10.16(d), respectively, to Form 10-K for the fiscal year ended September 30, 2005.

The shares of time-lapse restricted stock will fully vest three years after the date of grant, on a “cliff vesting” basis. Upon a change in control of the Company, as defined in the agreement, any unvested shares of such stock at that time will become 100% vested and nonforfeitable. However, if the recipient’s employment is terminated for any reason other than death, disability, involuntary termination (other than termination for cause) or retirement (but not before attaining the age of 55), all unvested shares of time-lapse restricted stock will be forfeited and returned to the Company.

With respect to the performance-based restricted stock units, if the Company meets at least the “threshold” level of performance, which is a cumulative basic earnings per share goal over a consecutive three-year fiscal period, as set forth in the performance-based restricted stock unit agreement, a percentage of the performance-based restricted stock units granted will be converted into an equivalent number of shares of the Company’s common stock, ranging from a minimum of 50% at the “threshold” level of performance to a maximum of 150% at the “maximum” level of performance, as set forth in the schedule contained in the agreement. If the Company does not attain at least the “threshold” level of performance, as set forth in the agreement, all of the performance-based restricted stock units granted will be forfeited.

Upon a change in control of the Company, as defined in the agreement, the performance-based restricted stock units will be converted into the same number of shares of Company common stock, or at the “target” level of performance, as set forth in the agreement. The number of shares issued will be pro-rated (multiplied by the ratio of actual months of service up to the change in control of the Company to the original 36 month measurement cycle) and will become 100% vested and nonforfeitable. However, if the recipient’s employment is terminated for any reason other than death, disability, involuntary termination (other than termination for cause) or retirement (but not before attaining the age of 55), all unvested performance-based restricted stock units will be forfeited.

(b) Amendments to Change in Control Severance Agreements

The Board of Directors, upon the recommendation of the Human Resources Committee, has authorized the execution of amendments to each existing Change in Control Severance Agreement (both Tier I and Tier II), effective January 1, 2006, that has been executed between the Company and all named executive officers as well as all other Company officers and division presidents. All existing agreements are in the process of being amended to provide for certain additional benefits to each covered executive in the event of a change in control of the Company, which benefits are substantially similar to benefits provided by the other public companies in the Company’s peer group to their corporate officers. The forms of Amendment No. One to Change in Control Severance Agreements for both Tier I and Tier II participants are being filed as Exhibits 10.1 and 10.2 to this report. Forms of the Change in Control Severance Agreements for both Tier I and Tier II participants were filed as Exhibits 10.21(b) and 10.21(c), respectively, to Form 10-K for the fiscal year ended September 30, 1998.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

10.1	Form of Amendment No. One to the Atmos Energy Corporation Change in Control Severance Agreement, Tier I

10.2	Form of Amendment No. One to the Atmos Energy Corporation Change in Control Severance Agreement, Tier II

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: May 15, 2006	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amendment No. One to the Atmos Energy Corporation Change in Control Severance Agreement, Tier I

10.2	Form of Amendment No. One to the Atmos Energy Corporation Change in Control Severance Agreement, Tier II